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                                                                    EXHIBIT 3.98


                                                                         1696009

                              STATE OF CALIFORNIA
[LOGO]                  OFFICE OF THE SECRETARY OF STATE

                              CORPORATION DIVISION

     I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                                   IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the State of California this

                                                           AUG 14 1991
                                                     ---------------------------

[SEAL OF THE STATE OF CALIFORNIA]

                                                               /S/ March Fong Eu
                                                              Secretary of State
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                                                         E N D O R S E D
                                                            F I L E D
                                         In the office of the Secretary of State
                                              of the State of California
                                                    AUG 14 1991
                                               MARCH FONG EU, Secretary of State



                            ARTICLES OF INCORPORATION
                                       OF
                                  MW SIGN CORP.

                                       I

         The name of this corporation is MW Sign Corp.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address in the State of California of this corporation's initial agent for service of process is:

                                   Julie Green
                         c/o McDonough, Holland & Allen
                           555 Capitol Mall, Suite 950
                          Sacramento, California 95814

                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

                                        V

         To the extent provided in any agreement among or between shareholders or shareholders and the corporation, the provisions of Corporations Code Section 2000 are waived.


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                                       VI

         The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                      VIII

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         DATED:       August 14,1991.


                                             /s/ Julie Green
                                             -----------------------------------
                                             Julie Green, Incorporator


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